Exhibit 99.2

 SERIES B AMENDMENT AND INTEREST SHARES AGREEMENT

This Series B Amendment and Interest Shares Agreement, dated as of January 7, 2008 (this “Amendment”), is entered into by and among nCOAT, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).  Capitalized terms that are used herein without definition shall have the meanings ascribed to them in the Transaction Documents (as defined below).

A.         The Company and the Investors are parties to that certain Securities Purchase Agreement dated as of May 31, 2007 (the “SPA”);

B.         Pursuant to the terms of the SPA, the Company issued to the Investors (i) 6% Series B Convertible Notes due May 31, 2010 (the “Notes”), and (ii) Warrants to Purchase Common Stock (the “Warrants” and together with the SPA and Notes, the “Transaction Documents”);

C.         The Investors hold at least seventy-five percent (75%) of the aggregate principal amount of the Notes outstanding as of the date of this Amendment;

D.         Section (2) of the Notes provides that the Company has the option to pay interest accrued on the Notes in cash or shares of the Company’s common stock;

E.         Section 4(a)(iv) of the Notes states that the failure by the Company to pay to the holders of the Notes any amount of Principal (including, without limitation, any redemption payments), Interest, Late Charges or other amounts when and as due under the Notes or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby to which a holder of the Notes is a party, except, in the case of a failure to pay any Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days, constitutes a “Trigger Event,” giving rise to Redemption Rights as set forth in the Notes;

F.         Item E above constitutes a “Trigger Event” as that term is defined in the Notes; and

G.         The Investors desire to waive the Trigger Event set forth in Item E above only with respect to the payment of interest on the Notes due January 1, 2008.

NOW, THEREFORE, in consideration of the premises set forth above, by their execution below, each Investor and the Company hereby agrees as follows:

1.         Pursuant to Section 15 of the Notes, the Notes shall be amended by adding the following Section (2)(a) to Section (2) of the Notes:

" (a)      Solely with respect to the interest to be paid on January 1, 2008, the following terms and conditions shall apply:

(i)         The Company shall pay the interest due on January 1, 2008, by issuing Interest Shares (the "January 2008 Interest Shares").

(ii)        The January 2008 Interest Shares to be issued will be “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended.

(iii)       On or after February 15, 2008, the Company will cause its counsel to issue legal opinions relating to the sale of the January 2008 Interest Shares pursuant to Rule 144, upon (A) the request of the Holder, and (B) receipt by the Company or its counsel of the usual and customary paperwork (including representation letters, broker representations, and Form 144) relating to sales under Rule 144.  The Holder and the Company acknowledge and agree that counsel for the Company cannot issue opinions under Rule 144 prior to February 15, 2008, because such date is the effective date of amendments to Rule 144 which will shorten the holding period of restricted securities.

(iv)       The issuance price of the January 2008 Interest Shares will be 90% of the 5-day Weighted Average Price of the Common Stock ending on December 31, 2007.

(v)        With respect to the January 1, 2008, interest payment, no other conditions (including but not limited to those set forth above in Section (2)) shall be applicable."

2.         By signing below, the Investor agrees that the payment by the Company of the interest due on January 1, 2008, pursuant to the terms of this Agreement shall not constitute a Trigger Event under the Note, and that by entering into this Agreement, the Investor is waiving any right to claim a Trigger Event with respect to the January 1, 2008, interest payment.

3.         The Company and the Investors acknowledge and agree that the waiver of any of the requirements in the Notes relating to the payment of the January 1, 2008, interest payment by the Company, shall not cause an adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants as provided for in Section 2 of the Warrants.

4.         The Company and the Investors acknowledge and agree that the waivers set forth in this Amendment relate only to the Trigger Event described in Items E and G above and that no Investor is waiving any subsequent breaches of the SPA, Notes and/or Warrants by the Company occurring on or after the date of this Amendment.

5.         The Company and the Investors acknowledge and agree that, except as specifically waived or modified by the terms of this Amendment, the SPA, Notes, and Warrants shall remain unmodified and in full force and effect, and shall not in any way be changed, modified or superseded by the terms set forth in this Amendment.

6.         The Company hereby agrees that it will disclose its entry into this Amendment by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission within the time prescribed by applicable securities laws and rules.

Please indicate your agreement to the foregoing Amendment and Waiver by signing a copy of this Amendment and Waiver where indicated below.

nCOAT, Inc.
By: _________________________
Name: Paul Clayson
Title: Chief Executive Officer

7237 Pace Drive P.O. Box 38 Whitsett, NC 27377

Acknowledged and Agreed:

Name of Investor: _________________________________________

By: ___________________________
Name:
Title:

Address:	_________________________________
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